Exhibit 4.2

SECRETARY OF STATE

[SEAL]

STATE OF NEVADA

CORPORATE CHARTER

1, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that BUSINESS OUTSOURCING SERVICES INC., did on June 5, 2008, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

[SEAL]	IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 12, 2008.

/s/ Ross Miller
ROSS MILLER
Secretary of State

	By	/s/ Sandra A. Kraatz
Certification Clerk

ROSS MILLER
Secretary of State	Document Number
254 North Carson Street, Suite 1	20110617348-13
Carson City, Nevada 89701-4299	Filing Date and Time
(776) 684 5708	08/23/2011 4:24 PM
Website: www.nvsos.gov	Entity#
E0375472008-9

Filed in the office of
/s/ Ross Miller
CERTIFICATE OF CHANGE PURSUANT	Ross Miller
TO NRS 78.209	Secretary of State
State of Nevada

ABOVE SPACE IS FOR OFFICE USE ONLY

CERTIFICATE OF CHANGE FILED PURSUANT TO NRS 78.209
FOR NEVADA PROFIT CORPORATIONS

1.	Name of corporation:

Business Outsourcing Services, Inc.

2.	The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3.	The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

50,000,000 shares of common stock with a par value of $0.001

4.	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

1,750,000,000 shares of common stock with a par value of $0.001

5.	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The Corporation shall issue 35 new shares of common stock for every one share of common stock issued and outstanding immediately prior to the effective date of the reverse stock split.

6.	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares shall be issued. Fractional shares will be rounded up or down to the next highest number.

7.	Effective date of filing (optional): August 31, 2011 (must not be later than 90 days after the certificate is filed)

8.	Signature: (required)

X /s/ Guilbert Cuison	President
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

ROSS MILLER	Document Number
Secretary of State	20110617346-91
206 North Carson Street	Filing Date and Time
Carson City, Nevada 89701-4299	08/23/2011 4:24 PM
(775) 684 5708	Entity Number
Website: www.nvsos.gov	E0375472008-9

Filed in the office of

/s/ Ross Miller
ROSS MILLER
Secretary of State
ARTICLES OF MERGER	State of Nevada
(PURSUANT TO NRS 92A.200)
PAGE 1

ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)

(excluding 92A.200(4b))

1)	Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box [ ] and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity.

Business Outsourcing Services, Inc.
Name of merging entity

Nevada	Corporation
Jurisdiction	Entity type *

Orgenesis Inc.
Name of merging entity

Nevada	Corporation
Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

and,

Business Outsourcing Services, Inc.
Name of surviving entity

Nevada	Corporation
Jurisdiction	Entity type *

*	Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4299

(775) 684 5708

Website: www.nvsos.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
PAGE 2

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger – NRS 92A.1 90):

Attn:

c/o:

3)	(Choose one)

[ ] The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

[X] The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4)	Owner’s approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box [ ] and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity):

(a)	Owner’s approval was not required from

Business Outsourcing Services, Inc.

Name of merging entity, if applicable

Orgenesis Inc.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Business Outsourcing Services, Inc.

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4299

(775) 684 5708

Website: www.nvsos.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
PAGE 3

(b)	The plan was approved by the required consent of the owners of *:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

*	Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4299

(775) 684 5708

Website: www.nvsos.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
PAGE 4

(c)	Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4299

(775) 684 5708

Website: www.nvsos.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
PAGE 5

5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article 1 of the Articles of Incorporation of Business Outsourcing Services, Inc., a surviving corporation, is hereby amended to change the name of Business Outsourcing Services, Inc. to Orgenesis Inc.

6)	Location of Plan of Merger (check a or b):

[ ]	(a) The entire plan of merger is attached;

or,

[X]	(b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)	Effective date (optional)”: August 31, 2011

*	Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them “Restated” or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A. 180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

**	A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4299

(775) 684 5708

Website: www.nvsos.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
PAGE 6

8)	Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)* (if there are more than four merging entities, check box [ ] and attach an “8 1/2 x 11 “ blank sheet containing the required information for each additional entity.):

Business Outsourcing Services, Inc.
Name of merging entity

/s/ Guilbert Cuison	President	August 10, 2011
Signature	Title	Date

Orgenesis Inc.
Name of merging entity

/s/ Guilbert Cuison	President	August 10, 2011
Signature	Title	Date

Name of merging entity

Signature	Title	Date

Name of merging entity

Signature	Title	Date

and, Business Outsourcing Services, Inc.
Name of surviving entity

/s/ Guilbert Cuison	President
Signature	Title	Date

*	The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT dated as of August 10, 2011.

BETWEEN:

BUSINESS OUTSOURCING SERVICES INC., a Nevada corporation, having its registered office at 311 S Division Street, Carson City, Nevada USA 89703

(“BOS”)

AND:

ORGENESIS INC., a Nevada corporation, having its registered office at 1000 East William Street, Suite 204, Carson City, Nevada 89701 -

(“ORGENESIS”)

WHEREAS:

A. Orgenesis is the wholly-owned subsidiary of BOS;

B. The boards of directors of Orgenesis and BOS deem it advisable and in the best interests of their respective companies and shareholders that Orgenesis be merged with and into BOS, with BOS remaining as the surviving corporation under the name “Orgenesis Inc.”;

C. The board of directors of Orgenesis has adopted and approved the plan of merger embodied in this Agreement; and

D. The board of directors of BOS has adopted and approved the plan of merger embodied in this Agreement.

THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto do hereby agree to merge on the terms and conditions herein provided, as follows:

1. THE MERGER

1.1 THE MERGER

Upon the terms and subject to the conditions hereof, on the Effective Date (as hereinafter defined), Orgenesis shall be merged with and into BOS in accordance with the applicable laws of the State of Nevada (the “Merger”)- The separate existence of Orgenesis shall cease, and BOS shall be the surviving corporation under the name “Orgenesis Inc.” (the “Surviving Corporation”) and shall be governed by the laws of the State of Nevada.

1.2 Effective Date

The Merger shall become effective on the date and at the time (the “Effective Date”) that:

(a)	the Articles of Merger, in substantially the form annexed hereto as Appendix A, that the parties hereto intend to deliver to the Secretary of State of the State of Nevada, are accepted and declared effective by the Secretary of State of the State of Nevada; and

(b)	after satisfaction of the requirements of the laws of the State of Nevada.

On the Effective Date, the Articles of Incorporation of BOS, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation except that Article 1 of the Articles of Incorporation of BOS, as the Surviving Corporation, shall be amended to state that the name of the corporation is “Orgenesis Inc.”.

1.3 Bylaws

On the Effective Date, the Bylaws of BOS, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the bylaws of the Surviving Corporation.

1.4 Directors and Officers

The directors and officers of BOS immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation, until their successors shall have been duly elected and qualified or until otherwise provided by law, the Articles of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

2. CONVERSION OF SHARES

2.1 Common Stock of BOS

Upon the Effective Date, by virtue of the Merger and without any action on the part of any holder thereof, each share of common stock of BOS, par value of S0.001 per share, issued and outstanding immediately prior to the Effective Date shall be changed and converted into one fully paid and non-assessable share of the common stock of the Surviving Corporation, par value of $0,001 per share (the “Survivor Stock”).

2.2 Common Stock of Orgenesis

Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock of Orgenesis, par value of $0,001 per share, issued and outstanding immediately prior to the Effective Date shall be cancelled.

2.3 Exchange of Certificates

Each person who becomes entitled to receive any Survivor Stock by virtue of the Merger shall be entitled to receive from the Surviving Corporation a certificate or certificates representing the number of Survivor Stock to which such person is entitled as provided herein.

3. EFFECT OF THE. MERRGER

3.1 Rights, Privileges, etc.

On the Effective Date of the Merger, the Surviving Corporation, without further act, deed or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with all the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of Orgenesis and BOS; all property of every description and every interest therein, and all debts and other obligations of or belonging to or due to each of Orgenesis and BOS on whatever account shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or invested in the Surviving Corporation without further act or deed, title to any real estate, or any interest therein vested in Orgenesis or BOS, shall not revert or in any way be impaired by reason of this merger; and all of the rights of creditors of Orgenesis and BOS shall be preserved unimpaired, and all liens upon the property of Orgenesis or BOS shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the respective corporations shall thenceforth remain with or be attached to, as the case may be, the Surviving Corporation and may be enforced against it to the same extent as if all of said debts, liabilities, obligations and duties had been incurred or contracted by it.

3.2 FURTHER ASSURANCES

From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of Orgenesis such deeds and other instruments, and there shall be taken or caused to be taken by it such further other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in the Surviving Corporation the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of Orgenesis and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Orgenesis or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4. GENERAL

4.1 Abandonment

Notwithstanding any approval of the Merger or this Agreement by the shareholders of Orgenesis or BOS or both, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by mutual written agreement of Orgenesis and BOS.

4.2 Amendment

At any time prim- to the Effective Date, this Agreement may be amended at modified in. writing by the board of directors of both Orgenesis and BOS.

4.3 Governing Law

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

4.4 Counterparts

In order to facilitate the filing and recording of this Agreement, the same may bo executed in any number of counterparts, each of which shall be deemed to be an original.

4.5 Electronic Means

Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of-producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereof;

IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date set forth above.

BUSINESS OUTSOURCING SERVICES INC

Per:	/s/ Guilbert Cuison
Authorized Signatory

ORGENESIS INC.

Per:	/s/ Guilbert Cuison
Authorized Signatory

APPENDIX A

TO THE AGREEMENT AND PLAN OF MERGER BETWEEN BOS AND ORGENESIS

ROSS MILLER
Secretary of State	Document Number
206 North Carson Street	20110668715-37
Carson City, Nevada 89701-4298	Filing Date and Time
(775) 684-5708	09/14/2011 3:46 PM
Website: www.nvsos.gov	Entity Number
E0375472008-9

Filed in the office of
ARTICLES OF INCORPORATION	/s/ Ross Miller
(PURSUANT TO NRS 78.385 AND 78.390)	Ross Miller
Secretary of State
State of Nevada

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

Business Outsourcing Services Inc.

2. The articles have been amended as follows (provide article numbers, if available):

1.	The name of the Corporation has been changed to Orgenesis Inc.

4.	Names and Addresses of the Board of Directors/Trustees- see attached schedule for list of directors and additional provisions.

5.	Purpose- see attached schedule

ADDITIONAL PROVISIONS- See attached schedule

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 69.6%

4. Effective date of filing (optional):

5. Officer Signature (Required)	/s/ Guilbert Cuison

* If any proposed amendment would alter or change any preferences or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

SCHEDULE A
TO
ARTICLES OF INCORPORATION
OF
ORGENESIS INC.
(FORMERLY BUSINESS OUTSOURCING SERVICES INC.)

SECTION 4 BOARD OF DIRECTORS

4.1 Names and Addresses of the Board of Directors/Trustees are:

(1)	Guilbert Cuison of Block 616 Bedrock Reservoir Road, Singapore, 470616 and

(2)	Jerome Golez of Block 117 Bishan St., Singapore, 570117

4.2 Number of Directors.

The number of the directors constituting the entire Board will be not less than one nor more than 15 as fixed from time to time by vote of the majority of the entire Board, provided, however, that the number of directors will not be reduced so as to shorten the term of any director at the time in office.

4.3 Vacancies.

Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen will hold office during the remainder of the term of office of the resigning director.

SECTION 5 PURPOSE

The nature of the business of the Corporation and the objects or the purposes to be transacted, promoted, or carried on by it are to engage in any lawful activity.

ADDITIONAL PROVISIONS

SECTION 8 ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by NRS 78.378 to 78.3793, inclusive.

SECTION 9 COMBINATIONS WITH INTEREST STOCKHOLDERS

The Corporation elects not to be governed by NRS 78.411 to 78.444, inclusive.

SECTION 10 LIABILITY

To the fullest extent permitted by NRS 78, a director or officer of the Corporation will not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

(a)	acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(b)	the payment of distributions in violation of NRS 78.300, as amended.

Any amendment or repeal of this Section 10 will not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

SECTION 11 INDEMNIFICATION

11.1 Right to Indemnification.

The Corporation will indemnify to the fullest extent permitted by law any person (the "Indemnitee") made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director of the Corporation or is or was serving as a director, officer, employee or agent of another entity at the request of the Corporation or any predecessor of the Corporation against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) that he or she incurs in connection with such action or proceeding.

11.2 Inurement

The right to indemnification will inure whether or not the claim asserted is based on matters that predate the adoption of this Section 11, will continue as to an Indemnitee who has ceased to hold the position by virtue of which he or she was entitled to indemnification, and will inure to the benefit of his or her heirs and personal representatives.

11.3 Non-exclusivity of Rights

The right to indemnification and to the advancement of expenses conferred by this Section 11 are not exclusive of any other rights that an Indemnitee may have or acquire under any statute, bylaw, agreement, vote of stockholders or disinterested directors, these Articles of Incorporation or otherwise.

11.4 Other Sources

The Corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or other entity will be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other entity.

11.5 Advancement of Expenses

The Corporation will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with defending any proceeding for which he or she is indemnified by the Corporation, in advance of the final disposition of such proceeding; provided that the Corporation has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.

SECTION 12 BYLAWS

The Board of Directors is expressly authorized to make, alter and repeal the Bylaws of the corporation, subject to the power of the shareholders of the corporation to change or repeal the Bylaws.

ROSS MILLER	Document Number
Secretary of State	20120136736-31
206 North Carson Street, Ste 1	Filing Date and Time
Carson City, Nevada 89701-4299	02/27/2012 6:28 AM
(775) 684 5708	Entity#
Website: www.nvsos.gov	E0375472008-9

Filed in the office of
/s/ Ross Miller
CERTIFICATE OF CORRECTION	Ross Miller
PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A	Secretary of State State of Nevada

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

1. The name of the entity for which correction is being made:

Orgenesis Inc. (formerly Business Outsourcing Services Inc.)

2. Description of the original document for which correction is being made:

Certificate of Change Pursuant to NRS 78.209

3. Filing date of the original document for which correction is being made:

August 23, 2011

4. Description of the inaccuracy or defect:

The par value of the shares in item 4 is stated incorrectly as $0.001

5. Correction of the inaccuracy or defect:

Item 4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change should state:

1,750,000,000 shares of common stock with a par value of $0.0001.

6. Signature:

/s/
Authorized Signature	Title	Date

"If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited -liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

From: unknown Page: 1/4 Date: 11/13/2017 10:02:28 AM

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number 20170479671-14
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 11/13/2017 10:10 AM
	Entity Number E0375472008-9

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of corporation:

Orgenesis Inc.

Article 3 is amended to read as follows:

Effective on 11:59 pm Eastern Time on Novemberl3,2017 (the "Effective Time"), every twelve (12) shares of the Corporation's common stock, par value $0.0001 per share (the "Old Common Stock") issued and outstanding immediately prior to the Effective Time, will automatically and without any action on the part of the respective holders thereof be combined and converted into one (1) share of common stock, par value $0.0001 per share (the "New Common Stock"), such combination and conversion referred to hereinafter as the "Reverse Stock Split".

Notwithstanding the immediately preceding sentence, no fractional shaers of the New Common Stock will be issued to the holders of record of the Old Common Stock (continued on the attachment)

4. Effective date and time of filing: (optional) Date: Time:

5. Signature: (required)

X Vered Caplan

Signature of Officer

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

This fax was received by GFI FaxMaker fax server. For more information, visit: http://www.gfi.com